UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 20, 2018

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 20, 2018, we terminated our existing $350,000,000 revolving line of credit and term loan credit facility and all related amendments and agreements with Bank of America, N.A., or Bank of America, as administrative agent, swing line lender and letters of credit issuer; KeyBank, National Association, or KeyBank, as syndication agent and letters of credit issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lenders named therein, described and reported in our Current Reports on Form 8-K filed on August 26, 2016, November 6, 2017 and October 4, 2018. On November 20, 2018, we also terminated our separate revolving notes with each of Bank of America and KeyBank, as described and reported in our Current Report on Form 8-K filed on August 26, 2016. The revolving line of credit and term loan credit facility were replaced by the 2018 Credit Facility, as defined in Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2018, we, through Griffin-American Healthcare REIT IV Holdings, LP, or our operating partnership, as borrower, and certain of our subsidiaries, or the subsidiary guarantors, and us, collectively as guarantors, entered into a credit agreement, or the 2018 Credit Agreement, with Bank of America, as administrative agent, swing line lender and letters of credit issuer; KeyBank, as syndication agent and letters of credit issuer; Citizens Bank, National Association, or Citizens Bank, as syndication agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; Citizens Bank as joint lead arranger and joint bookrunner; and the lenders named therein, to obtain a credit facility with an aggregate maximum principal amount of $400,000,000, or the 2018 Credit Facility. The 2018 Credit Facility consists of a senior unsecured revolving credit facility in the initial aggregate amount of $150,000,000 and a senior unsecured term loan facility in the initial aggregate amount of $250,000,000, consisting of (i) a $200,000,000 term loan made on November 20, 2018 and (ii) an up to $50,000,000 delayed-draw term loan to be made one additional time during the Term Loan Delayed Draw Commitment Period (as defined in the 2018 Credit Agreement). We are not affiliated with Bank of America, KeyBank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets or Citizens Bank. The proceeds of loans made under the 2018 Credit Facility may be used for refinancing existing indebtedness and for general corporate purposes including for working capital, capital expenditures and other corporate purposes not inconsistent with obligations under the 2018 Credit Agreement. We may obtain up to $20,000,000 in the form of standby letters of credit and up to $50,000,000 in the form of swing line loans. The 2018 Credit Facility matures on November 19, 2021, and may be extended for one 12-month period during the term of the 2018 Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee.

The maximum principal amount of the 2018 Credit Facility may be increased by up to $250,000,000, for a total principal amount of $650,000,000, subject to: (i) the terms of the 2018 Credit Agreement; and (ii) at least five business days’ prior written notice to Bank of America.

At our option, the 2018 Credit Facility bears interest at per annum rates equal to (a) (i) the Eurodollar Rate (as defined in the 2018 Credit Agreement) plus (ii) a margin ranging from 1.75% to 2.20% based on our Consolidated Leverage Ratio (as defined in the 2018 Credit Agreement), or (b) (i) the greater of: (1) the prime rate publicly announced by Bank of America, (2) the Federal Funds Rate (as defined in the 2018 Credit Agreement) plus 0.50%, (3) the one-month Eurodollar Rate plus 1.00%, and (4) 0.00%, plus (ii) a margin ranging from 1.75% to 2.20% based on our Consolidated Leverage Ratio. Accrued interest on the 2018 Credit Facility is payable monthly. The loans may be repaid in whole or in part without prepayment premium or penalty, subject to certain conditions.

We are required to pay a fee on the unused portion of the lenders’ commitments under the 2018 Credit Agreement at a per annum rate equal to 0.20% if the average daily used amount is greater than 50.0% of the commitments and 0.25% if the average daily used amount is less than or equal to 50.0% of the commitments, which fee shall be measured and payable on a quarterly basis.

The 2018 Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The 2018 Credit Agreement also imposes certain financial covenants based on the following criteria, which are specifically defined in the 2018 Credit Agreement: (a) Consolidated Leverage Ratio;

(b) Consolidated Secured Leverage Ratio; (c) Consolidated Tangible Net Worth; (d) Consolidated Fixed Charge Coverage Ratio; (e) Secured Recourse Indebtedness; (f) Consolidated Unencumbered Leverage Ratio; (g) Consolidated Unencumbered Interest Coverage Ratio; and (h) Unencumbered Indebtedness Yield.

The 2018 Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the 2018 Credit Agreement. In the event of default, Bank of America has the right to terminate the commitment of each Lender (as defined in the 2018 Credit Agreement) to make Loans (as defined in the 2018 Credit Agreement) and any obligation of the L/C Issuer (as defined in the 2018 Credit Agreement) to make L/C Credit Extensions (as defined in the 2018 Credit Agreement) under the 2018 Credit Agreement, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon.

The aggregate borrowing capacity under the 2018 Credit Facility was $400,000,000 as of November 20, 2018. There were $204,200,000 in borrowings outstanding and $195,800,000 remained available under the 2018 Credit Facility as of November 20, 2018.

The material terms of the 2018 Credit Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On November 27, 2018, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing the 2018 Credit Facility as described in Item 2.03 above. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Credit Agreement dated as of November 20, 2018, among Griffin-American Healthcare REIT IV Holdings, LP, Griffin-American Healthcare REIT IV, Inc. and certain subsidiaries, certain lender parties, Bank of America, N.A., KeyBank, National Association, Citizens Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets

99.1	American Healthcare Investors, LLC Press Release, dated November 27, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
November 27, 2018
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer